UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

Biora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 727-2841

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2023, Biora Therapeutics, Inc. (the “Company”) entered into the transactions described below (collectively, the “Debt Exchange Transactions”). The Debt Exchange Transactions are expected to close on December 19, 2023 (the “Closing Date”).

Note Exchange Agreements and Note Purchase Agreements

The Company entered into Exchange Agreements (the “Note Exchange Agreements”), dated December 18, 2023, with certain holders of the Company’s 7.25% Convertible Senior Notes due 2025 (the “Existing Notes”), pursuant to which the Company agreed to acquire an aggregate of $72,500,000 of the Company’s Existing Notes from the holders in exchange for (i) $23,930,000 in aggregate principal amount of 11.00% / 13.00% Convertible Senior Secured Notes due 2028 (the “Notes”), (ii) for certain investors, an aggregate of 625,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (iii) for certain investors, warrants to purchase 5,039,236 shares of Common Stock (the “Exchange Warrants”), and (iv) for certain investors, accrued and unpaid interest on the Existing Notes exchanged to, but excluding, the Closing Date.

The Company also entered into Note Purchase Agreements (the “Note Purchase Agreements”), dated December 18, 2023, with certain investors named therein (the “Purchasers”). Pursuant to the Note Purchase Agreements, the Purchasers agreed to purchase $16,953,000 in aggregate principal amount of additional Notes from the Company for cash at par value. Pursuant to the terms of the Note Purchase Agreements, the Purchasers were granted warrants to purchase an aggregate of 5,084,613 shares of Common Stock (the “Additional Warrants”) and certain of the Purchasers were also granted warrants to purchase an aggregate of 7,352,941 shares of Common Stock (the “Commitment Warrants” and, together with the Exchange Warrants and the Additional Warrants, the “Warrants”). For more information regarding the Exchange Warrants, the Commitment Warrants and the Additional Warrants, see “—Warrants” below.

In connection with the entry into the Note Exchange Agreements and the Note Purchase Agreements, the Company has agreed to allow certain of the parties thereto to designate one board observer.

Copies of the form of Note Exchange Agreement and form of Note Purchase Agreement are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Note Exchange Agreements and Note Purchase Agreements are qualified in their entirety by reference thereto.

Indenture

The Notes will be issued pursuant to, and will be governed by, an indenture (the “Indenture”), to be dated as of the Closing Date, by and between the Company and GLAS Trust Company LLC, as trustee (the “Trustee”). The Notes will be the Company’s senior secured obligations, and are secured by substantially all of the Company’s and its subsidiaries’ assets. The Notes will be (i) senior in right of payment to the Company’s existing and future senior, unsecured indebtedness to the extent of the value of the collateral; and (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes.

Interest on the Notes is payable in cash, or at the Company’s election subject to certain limitation, with a combination of cash and shares of Common Stock of the Company (“blended payments”) or, with the agreement of the applicable holder, through payment-in-kind. The Notes will accrue interest at a rate of 11.00% per annum in the case of cash payment and 13.00% in the case of blended payments or payments-in-kind, payable semi-annually in arrears on June 1 and December 1 of each year, with the initial payment on June 1, 2024. The Notes will mature on the earlier of December 19, 2028 and the date that is 90 days prior to the maturity of the Existing Notes solely to the extent there are Existing Notes outstanding in a principal amount equal to or greater than $5,000,000 as of such date, unless earlier repurchased, redeemed or converted. At any time from the Closing Date and before the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their Notes at their option into shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate. The initial conversion rate is 641.02564 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $1.56 per share of common stock. Noteholders that convert their Notes will be entitled to an additional premium payment representing the amount of certain of the remaining interest payments on the Notes as specified in the Indenture, which the Company may settle in cash, shares of common stock, or a combination, subject to the terms of the Indenture. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events.

The Notes will be redeemable, in whole and not in part, at the Company’s option at any time on or after December 19, 2024, and in some circumstances prior to that date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 150% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Indenture contains covenants restricting the Company’s ability to incur indebtedness, incur liens, make restricted payments, make asset sales and engage in transactions with affiliates, subject to certain baskets. The Indenture requires the Company to maintain minimum liquidity of $4 million and to add future assets to the collateral under the Security Agreement (as defined below) and to add future subsidiaries as guarantors under the Security Agreement.

The Notes will have customary provision relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $250,000; (vi) the rendering of certain judgments against the Company or any of its subsidiaries for the payment of at least $250,000, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

Copies of the Indenture and the form of Note are filed with this Current Report on Form 8-K as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Indenture and the form of Note are qualified in their entirety by reference thereto.

Security Agreement

The Company and certain of its subsidiaries from time to time party thereto (the “Guarantors”), entered into a Security Agreement (the “Security Agreement”) with the Trustee, as collateral agent. Pursuant to the Security Agreement, the Company and Guarantors granted the Collateral Agent a security interest in substantially all of their assets, including but not limited to certain accounts, equipment, fixtures and intellectual property, in order to secure the payment and performance of all of the Obligations, as defined in the Indenture.

A copy of the form of Security Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Security Agreement is qualified in its entirety by reference thereto.

Warrants

The Exchange Warrants have an exercise price of $5.50 per share and are exercisable at any time on or after the Closing Date until December 19, 2028. The Commitment Warrants have an exercise price of $1.36 per share and are exercisable at any time on or after June 19, 2024 until December 19, 2028. The Additional Warrants have an exercise price of $5.00 per share and are exercisable at any time on or after the Closing Date until December 19, 2028.

Each of the Exchange Warrants, the Commitment Warrants and the Additional Warrants are subject to certain exercise limitations, including a limitation on the ability to exercise if the holder’s beneficial ownership of Common Stock (together with its affiliates and certain attribution parties) would exceed levels set as specified in the applicable Warrant.

Copies of the form of Exchange Warrant, form of Commitment Warrant and form of Additional Warrant are filed with this Current Report on Form 8-K as Exhibit 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Exchange Warrants, Commitment Warrants and Additional Warrants are qualified in their entirety by reference thereto.

Registration Rights Agreement

Also on the Closing Date, in connection with the Debt Exchange Transactions, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the shares of Common Stock issued pursuant to the Note Exchange Agreement and all shares of Common Stock issuable upon conversion or exercise of, or otherwise issuable pursuant to, the Notes or the Warrants issued pursuant to the Note Exchange Agreement or the Note Purchase Agreement, including, for the avoidance of doubt, in respect of interest amounts payable on the Notes in accordance with the terms thereof. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than five business days after the Closing Date, and to use its commercially reasonable efforts to have the registration statement declared effective 120 days after the Closing Date.

A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Note Exchange Agreements, the Note Purchase Agreements and the Indenture is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Note Exchange Agreements and the Note Purchase Agreements is hereby incorporated into this Item 3.02 by reference. The exchange of the Existing Notes and the issuance of the Notes pursuant to the Note Exchange Agreements, the issuance of Common Stock pursuant to the Note Exchange Agreements, and the issuance of the Warrants pursuant to the Note Exchange Agreements are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof, and the sale of the Notes pursuant to the Note Purchase Agreements and the issuance of the Warrants pursuant to the Note Purchase Agreements are exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2023, the Company issued a press release announcing the Debt Exchange Transactions. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

This information contained in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On the Closing Date, following completion of the Debt Exchange Transactions, the Company expects to have 27,209,277 shares of Common Stock outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, to be dated as of the Closing Date, between the Company and GLAS Trust Company LLC.

4.2	Form of Note (included as Exhibit A to Exhibit 4.1).

4.3	Form of Exchange Warrant.

4.4	Form of Commitment Warrant.

4.5	Form of Additional Warrant.

10.1	Form of Note Exchange Agreement, dated December 18, 2023, between the Company and the holders named therein.

10.2	Form of Note Purchase Agreement, dated December 18, 2023, between the Company and the purchasers named therein.

10.3	Form of Security Agreement, to be dated as of the Closing Date, between the Company, as issuer, subsidiaries of the Company, as guarantors, and GLAS Trust Company LLC, as Collateral Agent.

10.4	Form of Registration Rights Agreement, to be dated as of the Closing Date, between the Company and the investors named therein.

99.1	Press Release, dated December 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biora Therapeutics, Inc.

Date: December 18, 2023	By:	/s/ Eric d’Esparbes
Eric d’Esparbes Chief Financial Officer